Exhibit 23.2
INDEPENDENT AUDITORS’ CONSENT

We consent to the use in this Post-Effective Amendment No. 10 to Registration Statement No. 333-130114 on Form S-11 of our report dated February 22, 2007 related to the statement of revenues and certain operating expenses of the Laguna Buildings, an office complex located on N. E. 31st Way, Redmond, Washington for the year ended December 31, 2006, our report dated April 13, 2007 related to the statement of revenues and certain operating expenses of 595 Bay Street, Toronto, Ontario for the year ended December 31, 2006, our report dated October 16, 2007 related to the statements of revenues and certain operating expenses of One Wilshire, Los Angeles, California for the year ended December 31, 2006, our report dated January 16, 2008 related to the statement of revenues and certain operating expenses of 2200 Ross Avenue, Dallas, Texas for the year ended December 31, 2006, our report dated January 24, 2008 related to the statement of revenues and certain operating expenses of the two-building office complex located at 2200, 2222 and 2230 East Imperial Highway, El Segundo, California for the year ended December 31, 2007, and our report dated April 14, 2008 related to the statement of revenue and certain operating expenses of 2555 Grand, Kansas City, Missouri for the year ended December 31, 2007 (which reports on the statements of revenues and certain operating expenses express unqualified opinions and include explanatory paragraphs referring to the purpose of the statements), appearing in the Prospectus Supplement, and our report dated April 13, 2006 related to the statements of revenues and certain operating expenses of 321 North Clark, Chicago, Illinois for the years ended December 31, 2005, 2004 and 2003, our report dated February 13, 2006 related to the statement of revenues and certain operating expenses of the eleven building office complex known as Airport Corporate Center located in Miami, Florida for the year ended December 31, 2005, our report dated June 14, 2006 related to the statements of revenues and certain operating expenses of 1201 W. Peachtree Street, Atlanta, Georgia for the years ended December 31, 2005, 2004 and 2003, our reports dated December 15, 2006 related to the statements of revenues and certain operating expenses of 2100 Powell Street, Emeryville, California, 3400 Data Drive, Rancho Cordova, California, 901 and 951 East Byrd Street, Richmond, Virginia and the office complex located at the northwest corner of Burbank Boulevard and Canoga Avenue, Woodland Hills, California for the year ended December 31, 2005, our report dated February 22, 2007 related to the statement of revenues and certain operating expenses of the Daytona Buildings, an office complex located at 148th Avenue and N. E. 32nd Street, Redmond, Washington for the year ended December 31, 2005, our report dated February 22, 2007 related to the statement of revenues and certain operating expenses of the Laguna Buildings, an office complex located on N. E. 31st Way, Redmond, Washington for the year ended December 31, 2006, and our report dated April 13, 2007 related to the statement of revenues and certain operating expenses of 595 Bay Street, Toronto, Ontario for the year ended December 31, 2006 (which reports on the statements of revenues and certain operating expenses express unqualified opinions and include explanatory paragraphs referring to the purpose of the statements), appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus Supplement and Prospectus.

/s/ Deloitte & Touche LLP

Houston, Texas
April 14, 2008